CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities Offered	Maximum Aggregate Offering Price	Amount of Registration Fee(1)(2)
Notes	$4,133,000	$442.23

(1)	Calculated in accordance with Rule 457(r) of the Securities Act of 1933.

(2)	Pursuant to Rule 457(p) under the Securities Act of 1933, filing fees of $585,636.55 have already been paid with respect to unsold securities that were previously registered pursuant to a Registration Statement on Form S-3 (No. 333-117770) filed by JPMorgan Chase & Co. on July 30, 2004, and have been carried forward, of which $442.23 offset against the registration fee due for this offering and of which $585,194.32 remains available for future registration fees. No additional registration fee has been paid with respect to this offering.
Pricing supplement no. 114 To prospectus dated December 1, 2005, prospectus supplement dated December 1, 2005 and product supplement no. 34-II dated June 27, 2006	Registration Statement No. 333-130051 Dated August 25, 2006 Rule 424(b)(2)

Structured Investments

JPMorgan Chase & Co.
$378,000 (FTO) $2,739,000 (JOYG) $327,000 (LM) $266,000 (SNDK) $423,000 (S)
Reverse Exchangeable Notes due August 31, 2007
Linked to the Common Stock of a Single Reference Stock Issuer

General

  This pricing supplement relates to five (5) separate note offerings. Each issue of offered notes is linked to one, and only one, Reference Stock. You may participate in any of the five (5) note offerings or, at your election, in two or more of the offerings. This pricing supplement does not, however, allow you to purchase a note linked to a basket of some or all Reference Stocks described below.
  The notes are designed for investors who seek a higher interest rate than the current dividend yield on the applicable Reference Stock, or than the yield on a conventional debt security with the same maturity issued by us or an issuer with a comparable credit rating. Investors should be willing to forgo the potential to participate in the appreciation of the applicable Reference Stock, be willing to accept the risks of owning the common stock of the applicable Reference Stock issuer, and be willing to lose some or all of their principal at maturity.
  Investing in the notes is not equivalent to investing in the shares of an issuer of any of the Reference Stocks.
  Each issue of offered notes will pay interest monthly at the fixed annual rate specified for that issue below. However, the notes do not guarantee any return of principal at maturity. Instead, the payment at maturity will be based on the Final Share Price of the applicable Reference Stock and whether the closing price of the applicable Reference Stock has declined from the applicable Initial Share Price by more than the applicable Protection Amount during the Monitoring Period, as described below.
  Payment at maturity for each $1,000 principal amount note will be either a cash payment of $1,000 or delivery of shares of the applicable Reference Stock, in each case, together with any accrued and unpaid interest, as described below.
  Minimum denominations of $1,000 and integral multiples thereof.

Key Terms

Payment at Maturity:

The payment at maturity, in excess of accrued and unpaid interest, is based on the performance of the applicable Reference Stock. You will receive $1,000 for each $1,000 principal amount note, plus interest accrued and unpaid to the final Interest Payment Date, unless:

(1) the applicable Final Share Price is less than the applicable Initial Share Price; and
(2) on any day during the Monitoring Period, the closing price of the applicable Reference
     Stock has declined, as compared to the applicable Initial Share Price, by more than the applicable Protection Amount.

If the conditions described in both (1) and (2) are satisfied, at maturity you will receive, instead of the principal amount of your notes, the number of shares of the applicable Reference Stock equal to the applicable Physical Delivery Amount plus any accrued and unpaid interest. Fractional shares will be paid in cash. The market value of the Physical Delivery Amount will most likely be substantially less than the principal amount of your notes, and may be zero.

Maturity Date:	August 31, 2007*
Pricing Date:	August 25, 2006
Settlement Date:	August 30, 2006
Observation Date:	August 28, 2007*
Interest Payment Date:

Interest on the notes will be payable monthly on the 30th day of each month, except for the monthly interest payment due in February 2007, which shall be payable on February 28, 2007, and the monthly interest payment due in August 2007, which shall be payable on August 31, 2007 (each such date, an “Interest Payment Date”), commencing September 30, 2006, to and including the Interest Payment Date corresponding to the Maturity Date. Interest will be calculated on the basis of a 360-day year or twelve thirty-day months.

Monitoring Period:	The period from the Pricing Date to and including the Observation Date.
Physical Delivery Amount:	The number of shares of the applicable Reference Stock, per $1,000 principal amount note, equal to $1,000 divided by the applicable Initial Share Price.
Initial Share Price:

The closing price of the applicable Reference Stock on the Pricing Date. The Initial Share Price is subject to adjustments in certain circumstances. See “Description of Notes — Payment at Maturity” and “General Terms of the Notes — Anti-dilution Adjustments” in the accompanying product supplement no. 34-II for further information about these adjustments.

Final Share Price:	The closing price of the applicable Reference Stock on the Observation Date.
										Tax Allocation of Annual Coupon per $1,000 Principal Amount Note†
Reference Stock	Page Number	Ticker Symbol	Principal Amount	Coupon Rate	Protection Amount	Initial Share Price	Physical Delivery Amount	CUSIP	Annual Coupon	Interest on Deposit	Put Premium
Frontier Oil Corporation	PS-3	FTO	$1,000	16.00%	30% of the Initial Share Price	35.63	28.07 shares	48123JCU1	$160.00	$54.20	$105.80
Joy Global Inc.	PS-4	JOYG	$1,000	19.00%	30% of the Initial Share Price	37.00	27.03 shares	48123JCV9	$190.00	$54.20	$135.80
Legg Mason, Inc.	PS-6	LM	$1,000	10.00%	20% of the Initial Share Price	88.42	11.31 shares	48123JCW7	$100.00	$54.20	$45.80
SanDisk Corporation	PS-7	SNDK	$1,000	17.50%	30% of the Initial Share Price	54.61	18.31 shares	48123JCX5	$175.00	$54.20	$120.80
Sprint Nextel Corporation	PS-9	S	$1,000	9.50%	20% of the Initial Share Price	16.29	61.39 shares	48123JCY3	$95.00	$54.20	$40.80
*	Subject to postponement in the event of a market disruption event, as described under “General Terms of Notes” in the accompanying product supplement no. 34-II.
†

Based on one reasonable treatment of the notes, as described herein under “Tax Treatment as a Unit Comprising a Put Option and a Deposit” and in the accompanying product supplement no. 34-II under “Certain U.S. Federal Income Tax Consequences” on page PS-21.

Investing in the Reverse Exchangeable Notes involves a number of risks. See “Risk Factors” beginning on page PS-5 of the accompanying product supplement no. 34-II and “Selected Risk Considerations” beginning on page PS-1 of this pricing supplement.

Neither the SEC nor any state securities commission has approved or disapproved of the notes or passed upon the accuracy or the adequacy of this pricing supplement or the accompanying prospectus supplements and prospectus. Any representation to the contrary is a criminal offense.

	Price to Public	Fees and Commissions (1)	Proceeds to Us

Frontier Oil Corporation

Per note	$1,000	$34.00	$966.00

Total	$378,000	$12,852	$365,148

Joy Global Inc.

Per note	$1,000	$40.50	$959.50

Total	$2,739,000	$110,929.50	$2,628,070.50

Legg Mason, Inc.

Per note	$1,000	$47.00	$953.00

Total	$327,000	$15,369	$311,631

SanDisk Corporation

Per note	$1,000	$32.00	$968.00

Total	$266,000	$8,512	$257,488

Sprint Nextel Corporation

Per note	$1,000	$45.00	$955.00

Total	$423,000	$19,035	$403,965

(1)

J.P. Morgan Securities Inc., whom we refer to as JPMSI, acting as agent for JPMorgan Chase & Co., will receive commissions of $34.00, $40.50, $47.00, $32.00, and $45.00 per $1,000 principal amount note for notes linked to the common stock of Frontier Oil Corp., Joy Global Inc., Legg Mason, Inc., SanDisk Corp., and Sprint Nextel Corp., respectively, and will use a portion of such commissions to pay selling concessions to other dealers of $27.00, $30.25, $33.50, $26.00 and $32.50 per $1,000 principal amount note linked to the common stock of Frontier Oil Corp., Joy Global Inc., Legg Mason, Inc., SanDisk Corp., and Sprint Nextel Corp., respectively. The concessions of $27.00, $30.25, $33.50, $26.00, and $32.50, per $1,000 principal amount note for notes linked to the common stock of Frontier Oil Corp., Joy Global Inc., Legg Mason, Inc. SanDisk Corp. and Sprint Nextel Corp., respectively, include concessions allowed to selling dealers and concessions allowed to an arranging dealer. See “Underwriting” beginning on page PS-26 of the accompanying product supplement no. 34-II.

The notes are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

JPMorgan

August 25, 2006

ADDITIONAL TERMS SPECIFIC TO EACH NOTE OFFERING

This pricing supplement relates to five (5) separate note offerings. Each issue of offered notes is linked to one, and only one, Reference Stock. The purchaser of a note will acquire a security linked to a single Reference Stock (not to a basket or index that includes another Reference Stock). You may participate in any of the five (5) note offerings or, at your election, in all offerings. While each note offering relates only to a single Reference Stock identified on the cover page, you should not construe that fact as a recommendation of the merits of acquiring an investment linked to that Reference Stock (or any other Reference Stock) or as to the suitability of an investment in the notes.

You should read this pricing supplement together with the prospectus dated December 1, 2005, as supplemented by the prospectus supplement dated December 1, 2005 relating to our Series E medium-term notes of which these notes are a part, and the more detailed information contained in product supplement no. 34-II dated June 27, 2006. This pricing supplement, together with the documents listed below, contains the terms of the notes,supplements the term sheet related hereto dated August 8, 2006, as well as the supplemental term sheet related hereto dated August 18, 2006 and supersedes all other prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in “Risk Factors” in the accompanying product supplement no. 34-II, as the notes involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the notes.

You may access these documents on the SEC Web site at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC Web site):

  Product supplement no. 34-II dated June 27, 2006:
  http://www.sec.gov/Archives/edgar/data/19617/000089109206001706/e24379_424b2.pdf

  Prospectus supplement dated December 1, 2005:
  http://www.sec.gov/Archives/edgar/data/19617/000089109205002390/e22885_424b2.txt

  Prospectus dated December 1, 2005:
  http://www.sec.gov/Archives/edgar/data/19617/000089109205002389/e22923_base.txt

Our Central Index Key, or CIK, on the SEC Web site is 19617. As used in this pricing supplement, the “Company,” “we,” “us,” or “our” refers to JPMorgan Chase & Co.

Selected Purchase Considerations

  THE NOTES OFFER A HIGHER INTEREST RATE THAN THE YIELD ON DEBT SECURITIES OF COMPARABLE MATURITY ISSUED BY US OR AN ISSUER WITH A COMPARABLE CREDIT RATING — The notes will pay interest at a rate per annum depending upon the applicable Reference Stock, as indicated on the cover of this pricing supplement. We believe that the applicable interest rate is higher than the yield received on debt securities of comparable maturity issued by us or an issuer with a comparable credit rating. Because the notes are our senior unsecured obligations, any interest payment or any payment at maturity is subject to our ability to pay our obligations as they become due.
  THE NOTES DO NOT GUARANTEE THE RETURN OF YOUR PRINCIPAL — Your return of principal at maturity is protected if the applicable Final Share Price does not decline from the applicable Initial Share Price or the closing price of the applicable Reference Stock does not decline, as compared to the applicable Initial Share Price, by more than the applicable Protection Amount on any day during the Monitoring Period. However, if the applicable Final Share Price declines from the applicable Initial Share Price and the closing price of the applicable Reference Stock on any day during the Monitoring Period has declined by more than the applicable Protection Amount, you could lose the entire principal amount of your notes.
  TAX TREATMENT AS A UNIT COMPRISING A PUT OPTION AND A DEPOSIT —You should review carefully the section entitled “Certain U.S. Federal Income Tax Consequences” in the accompanying product supplement no. 34-II. Subject to the limitations described therein, and based on certain factual representations received from us, in the opinion of our special tax counsel, Davis Polk & Wardwell, it is reasonable to treat the notes as a unit comprising a Put Option and a Deposit for U.S. federal income tax purposes. Of the applicable annual coupon for each $1,000 principal amount note, we intend to treat the applicable amounts specified on the cover of this pricing supplement as interest on the Deposit and as Put Premium, respectively. By purchasing the notes, you agree to treat the notes for U.S. federal income tax purposes consistently with our treatment as described above. Assuming this characterization is respected, amounts treated as interest on the Deposit will be taxed as ordinary income while receipt of the Put Premium will not be taxable to you prior to maturity or sale. However, there are other reasonable treatments that the IRS or a court may adopt, in which case the timing and character of any income or loss on the notes could be significantly and adversely affected. Purchasers who are not initial purchasers of notes at the issue price should consult their tax advisers with respect to the tax consequences of an investment in the notes, including possible alternative characterizations, as well as the allocation of the purchase price of the notes between the Deposit and the Put Option.

Selected Risk Considerations

An investment in the notes involves significant risks. Investing in the notes is not equivalent to investing directly in any of the Reference Stocks. These risks are explained in more detail in the “Risk Factors” section of the accompanying product supplement no. 34-II dated June 27, 2006.

  YOUR INVESTMENT IN THE NOTES MAY RESULT IN A LOSS — The notes do not guarantee any return of principal. The payment at maturity will be based on the applicable Final Share Price and whether the closing price of the applicable Reference Stock has declined from the applicable Initial Share Price by more than the applicable Protection Amount on any day during the Monitoring Period. Under certain circumstances, you will receive at maturity a predetermined number of shares of the applicable Reference Stock. The market value of those shares of the applicable Reference Stock will most likely be less than the principal amount of each note and may be zero. Accordingly, you could lose up to the entire principal amount of your notes.
  YOUR PROTECTION MAY TERMINATE ON ANY DAY DURING THE TERM OF THE NOTES — If, on any day during the Monitoring Period, the closing price of the applicable Reference Stock declines below the applicable Initial Share

JPMorgan Structured Investments — Reverse Exchangeable Notes Linked to the Common Stock of a Single Reference Stock Issuer	PS-1
  Price minus the applicable Protection Amount, you will at maturity be fully exposed to any depreciation in the applicable Reference Stock. We refer to this feature as a contingent buffer. Under these circumstances, and if the applicable Final Share Price is less than the applicable Initial Share Price, you will receive at maturity a predetermined number of shares of the applicable Reference Stock and, consequently, you will lose 1% of the principal amount of your investment for every 1% decline in the applicable Final Share Price compared to the applicable Initial Share Price. You will be subject to this potential loss of principal even if the price of the applicable Reference Stock subsequently recovers such that the applicable Final Share Price closes at a level above the applicable Initial Share Price minus the applicable Protection Amount. If these notes had a non-contingent buffer feature, under the same scenario, you would have received the full principal amount of your notes plus accrued and unpaid interest at maturity. As a result, your investment in the notes may not perform as well as an investment in a security with a return that includes a non-contingent buffer.
  YOUR RETURN ON THE NOTES IS LIMITED TO THE PRINCIPAL AMOUNT PLUS ACCRUED INTEREST REGARDLESS OF ANY APPRECIATION IN THE VALUE OF THE APPLICABLE REFERENCE STOCK — Unless (i) the applicable Final Share Price is less than the applicable Initial Share Price and (ii) on any day during the Monitoring Period, the closing price of the applicable Reference Stock has declined, as compared to the applicable Initial Share Price, by more than the applicable Protection Amount, for each $1,000 principal amount note, you will receive $1,000 at maturity plus accrued and unpaid interest, regardless of any appreciation in the value of the applicable Reference Stock, which may be significant. Accordingly, the return on the notes may be significantly less than the return on a direct investment in the applicable Reference Stock during the term of the notes.
  NO OWNERSHIP RIGHTS IN THE APPLICABLE REFERENCE STOCK — As a holder of the notes, you will not have any ownership interest or rights in the applicable Reference Stock, such as voting rights or dividend payments. In addition, the applicable Reference Stock issuer will not have any obligation to consider your interests as a holder of the notes in taking any corporate action that might affect the value of the applicable Reference Stock and the notes.
  NO AFFILIATION WITH THE REFERENCE STOCK ISSUERS — We are not affiliated with the issuers of the Reference Stocks. We assume no responsibility for the adequacy of the information about the Reference Stock issuers contained in this pricing supplement or in product supplement no. 34-II. You should make your own investigation into the Reference Stocks and their respective issuers. We are not responsible for the Reference Stock issuers’ public disclosure of information, whether contained in SEC filings or otherwise.
  CERTAIN BUILT-IN COSTS ARE LIKELY TO ADVERSELY AFFECT THE VALUE OF THE NOTES PRIOR TO MATURITY — While the payment at maturity described in this pricing supplement is based on the full principal amount of your notes, the original issue price of the notes includes the agent’s commission and the cost of hedging our obligations under the notes through one or more of our affiliates. As a result, the price, if any, at which JPMSI will be willing to purchase notes from you in secondary market transactions, if at all, will likely be lower than the original issue price and any sale prior to maturity could result in a substantial loss to you. The notes are not designed to be short-term trading instruments. Accordingly, you should be willing to hold your notes to maturity.
  LACK OF LIQUIDITY —The notes will not be listed on any securities exchange. JPMSI intends to offer to purchase the notes in the secondary market but is not required to do so. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the notes easily. Because other dealers are not likely to make a secondary market for the notes, the price at which you may be able to trade your notes is likely to depend on the price, if any, at which JPMSI is willing to buy the notes.
  POTENTIAL CONFLICTS — We and our affiliates play a variety of roles in connection with the issuance of the notes, including acting as calculation agent. In performing these duties, the economic interests of the calculation agent and other affiliates of ours are potentially adverse to your interests as an investor in the notes. We and/or our affiliates may also currently or from time to time engage in business with the Reference Stock issuers, including extending loans to, or making equity investments in, such Reference Stock issuer(s) or providing advisory services to such Reference Stock issuer(s). In addition, one or more of our affiliates may publish research reports or otherwise express opinions with respect to the Reference Stock issuers and these reports may or may not recommend that investors buy or hold the Reference Stock(s). As a prospective purchaser of the notes, you should undertake an independent investigation of the applicable Reference Stock issuer that in your judgment is appropriate to make an informed decision with respect to an investment in the notes.
  HEDGING AND TRADING IN THE REFERENCE STOCK — While the notes are outstanding, we or any of our affiliates may carry out hedging activities related to the notes, including in the Reference Stocks or instruments related to such Reference Stock(s). We or our affiliates may also trade in the Reference Stocks or instruments related to Reference Stock(s) from time to time. Any of these hedging or trading activities as of the pricing date and during the term of the notes could adversely affect our payment to you at maturity.
  MANY ECONOMIC AND MARKET FACTORS WILL INFLUENCE THE VALUE OF THE NOTES — In addition to the value of the applicable Reference Stock and interest rates on any trading day, the value of the notes will be affected by a number of economic and market factors that may either offset or magnify each other and which are set out in more detail in product supplement no. 34-II.

JPMorgan Structured Investments — Reverse Exchangeable Notes Linked to the Common Stock of a Single Reference Stock Issuer	PS-2

The Reference Stocks

Public Information

All information contained herein on the Reference Stocks and on the Reference Stock issuers is derived from publicly available sources and is provided for informational purposes only. Companies with securities registered under the Securities Exchange Act of 1934, as amended, which we refer to as the Exchange Act, are required to periodically file certain financial and other information specified by the SEC. Information provided to or filed with the SEC by a Reference Stock issuer pursuant to the Exchange Act can be located by reference to the SEC file number provided below and can be accessed through www.sec.gov. We do not make any representation that these publicly available documents are accurate or complete. See “The Reference Stock” beginning on page PS-11 of the accompanying product supplement no. 34-II for more information.

Frontier Oil Corporation (“Frontier Oil”)

According to its publicly available filings with the SEC, Frontier Oil is an independent energy company engaged in crude oil refining and the wholesale marketing of refined petroleum products. The common stock of Frontier Oil is listed on the New York Stock Exchange, which we refer to as the Relevant Exchange for purposes of Frontier Oil in the accompanying product supplement no. 34-II. Frontier Oil’s SEC file number is 001-07627.

Historical Information of the Common Stock of Frontier Oil

The following graph sets forth the historical performance of the common stock of Frontier Oil based on the weekly closing price (in U.S. dollars) of the common stock of Frontier Oil from January 5, 2001 through August 25, 2006. The closing price of the common stock of Frontier Oil on August 25, 2006 was $35.63. We obtained the closing prices and other information below from Bloomberg Financial Markets, without independent verification. The closing prices and this other information may be adjusted by Bloomberg Financial Markets for corporate actions such as public offerings, mergers and acquisitions, spin-offs, delistings and bankruptcy. We make no representation or warranty as to the accuracy or completeness of the information obtained from Bloomberg Financial Markets.

Since its inception, the price of the common stock of Frontier Oil has experienced significant fluctuations. The historical performance of the common stock of Frontier Oil should not be taken as an indication of future performance, and no assurance can be given as to the closing prices of the common stock of Frontier Oil during the term of the notes. We cannot give you assurance that the performance of the common stock of Frontier Oil will result in the return of any of your initial investment. We make no representation as to the amount of dividends, if any, that Frontier Oil will pay in the future. In any event, as an investor in the notes, you will not be entitled to receive dividends, if any, that may be payable on the common stock of Frontier Oil.

Examples of Hypothetical Payment at Maturity for a $1,000 Investment in the Notes Linked to the Common Stock of Frontier Oil

The following table illustrates hypothetical payments at maturity on a $1,000 investment in the notes linked to the common stock of Frontier Oil, based on a range of hypothetical Final Share Prices of the Reference Stock and assuming that the closing price of the Reference Stock declines in the manner set forth in the column titled “Hypothetical lowest closing price during the Monitoring Period.” For this table of hypothetical payments at maturity, we have also assumed the following:

•	the Initial Share Price:	$35.00	•	the Protection Amount: $10.50
•	the Coupon Rate:	16.00%

JPMorgan Structured Investments — Reverse Exchangeable Notes Linked to the Common Stock of a Single Reference Stock Issuer	PS-3

Hypothetical lowest closing price during the Monitoring Period	Hypothetical Final Share Price	Payment at Maturity	Total Value of Payment Received at Maturity*

$35.00	$45.00	$1,000.00	$1,000.00

$17.00	$36.00	$1,000.00	$1,000.00

$35.00	$35.00	$1,000.00	$1,000.00

$24.50	$24.50	$1,000.00	$1,000.00

$17.00	$34.00	28 shares of the Reference Stock	$952.00

$17.00	$17.00	28 shares of the Reference Stock	$476.00

$10.00	$10.00	28 shares of the Reference Stock	$280.00

$0.00	$0.00	28 shares of the Reference Stock	$0.00

*

Note that you will receive at maturity, in addition to either shares of the Reference Stock or the principal amount of your note in cash, any accrued and unpaid interest in cash. Also note that if you receive the Physical Delivery Amount, you will receive the value of any fractional shares in cash.

The following examples illustrate how the total value of payments received at maturity set forth in the table above are calculated.

Example 1: The lowest closing price of the Reference Stock during the Monitoring Period was $17.00 but the Final Share Price is $36.00. Because the Final Share Price of $36.00 is greater than the Initial Share Price of $35.00, holders will receive a payment at maturity of $1,000 per $1,000 principal amount note.

Example 2: The lowest closing price of the Reference Stock during the Monitoring Period was $17.00 and the Final Share Price is $34.00. Because the Final Share Price of $34.00 is less than the Initial Share Price of $35.00 and the closing price of the Reference Stock declined by more than the Protection Amount on at least one day during the Monitoring Period, you will receive the Physical Delivery Amount of shares of the Reference Stock at maturity. Because the share price of the Reference Stock is $34.00, the total value of your final payment at maturity is $952.00.

Example 3: The closing price of the Reference Stock between the Pricing Date and before the Observation Date does not reflect a decline of more than the Protection Amount. However, the closing price of the Reference Stock on the Observation Date is $17.00, a decline of more than the Protection Amount. Because the Final Share Price of $17.00 is less than the Initial Share Price of $35.00 and the Final Share Price has declined by more than the Protection Amount, you will receive the Physical Delivery Amount at maturity. The total value of the Physical Delivery Amount of shares of the Reference Stock is $476.00 because each of the 28 shares of the Reference Stock is worth $17.00.

Example 4: The Final Share Price of $24.50 is less than the Initial Share Price of $35.00 but does not decline by more than the Protection Amount and the closing price of the Reference Stock does not decline by more than the Protection Amount on any day during the Monitoring Period. Because the closing price of the Reference Stock has not declined by more than the Protection Amount, you will receive a payment at maturity of $1,000 per $1,000 principal amount note, even though the Final Share Price of $24.50 is less than the Initial Share Price of $35.00.

Regardless of the performance of the Reference Stock or the payment you receive at maturity, you will have received interest payments, for each $1,000 principal amount note, in the aggregate amount of approximately $160.00 over the term of the notes. The actual number of shares of the Reference Stock you receive at maturity and the actual Protection Amount applicable to your notes may be more or less than the amounts displayed in this hypothetical and will depend on the closing price of the Reference Stock on the pricing date. On the pricing date, the Initial Share Price was $35.63, and the Protection Amount was $10.69, subject to adjustments.

Joy Global Inc. (“Joy Global”)

According to its publicly available filings with the SEC, Joy Global is the world’s leading manufacturer and servicer of high productivity mining equipment for the extraction of coal and other minerals and ores. The common stock of Joy Global is listed on the Nasdaq National Market, which we refer to as the Relevant Exchange for purposes of Joy Global in the accompanying product supplement no. 34-II. Joy Global’s SEC file number is 001-09299.

Historical Information of the Common Stock of Joy Global

The following graph sets forth the historical performance of the common stock of Joy Global based on the weekly closing price (in U.S. dollars) of the common stock of Joy Global from August 3, 2001 through August 25, 2006. The closing price of the common stock of Joy Global on August 25, 2006 was $37.00. We obtained the closing prices and other information below from Bloomberg Financial Markets, without independent verification. The closing prices and this other information may be adjusted by Bloomberg Financial Markets for corporate actions such as public offerings, mergers and acquisitions, spin-offs, delistings and bankruptcy. We make no representation or warranty as to the accuracy or completeness of the information obtained from Bloomberg Financial Markets.

Since its inception, the price of the common stock of Joy Global has experienced significant fluctuations. The historical performance of the common stock of Joy Global should not be taken as an indication of future performance, and no assurance can be given as to the closing prices of the common stock of Joy Global during the term of the notes. We cannot give you assurance that the performance of the common stock of Joy Global will result in the return of any of your initial investment. We make no representation as to the amount of dividends, if any, that Joy Global will pay in the future. In any event, as an investor in the notes, you will not be entitled to receive dividends, if any, that may be payable on the common stock of Joy Global.

JPMorgan Structured Investments — Reverse Exchangeable Notes Linked to the Common Stock of a Single Reference Stock Issuer	PS-4

Examples of Hypothetical Payment at Maturity for a $1,000 Investment in the Notes Linked to the Common Stock of Joy Global

The following table illustrates hypothetical payments at maturity on a $1,000 investment in the notes linked to the common stock of Joy Global, based on a range of hypothetical Final Share Prices of the Reference Stock and assuming that the closing price of the Reference Stock declines in the manner set forth in the column titled “Hypothetical lowest closing price during the Monitoring Period.” For this table of hypothetical payments at maturity, we have also assumed the following:

•	the Initial Share Price:	$37.00	•	the Protection Amount: $11.10
•	the Coupon Rate:	19.00%

Hypothetical lowest closing price during the Monitoring Period	Hypothetical Final Share Price	Payment at Maturity	Total Value of Payment Received at Maturity*

$37.00	$45.00	$1,000.00	$1,000.00

$20.00	$38.00	$1,000.00	$1,000.00

$37.00	$37.00	$1,000.00	$1,000.00

$25.90	$25.90	$1,000.00	$1,000.00

$20.00	$36.00	27 shares of the Reference Stock	$972.00

$20.00	$20.00	27 shares of the Reference Stock	$540.00

$15.00	$15.00	27 shares of the Reference Stock	$405.00

$0.00	$0.00	27 shares of the Reference Stock	$0.00

*

Note that you will receive at maturity, in addition to either shares of the Reference Stock or the principal amount of your note in cash, any accrued and unpaid interest in cash. Also note that if you receive the Physical Delivery Amount, you will receive the value of any fractional shares in cash.

The following examples illustrate how the total value of payments received at maturity set forth in the table above are calculated.

Example 1: The lowest closing price of the Reference Stock during the Monitoring Period was $20.00 but the Final Share Price is $38.00. Because the Final Share Price of $38.00 is greater than the Initial Share Price of $37.00, holders will receive a payment at maturity of $1,000 per $1,000 principal amount note.

Example 2: The lowest closing price of the Reference Stock during the Monitoring Period was $20.00 and the Final Share Price is $36.00. Because the Final Share Price of $36.00 is less than the Initial Share Price of $37.00 and the closing price of the Reference Stock declined by more than the Protection Amount on at least one day during the Monitoring Period, you will receive the Physical Delivery Amount of shares of the Reference Stock at maturity. Because the share price of the Reference Stock is $36.00, the total value of your final payment at maturity is $972.00.

Example 3: The closing price of the Reference Stock between the Pricing Date and before the Observation Date does not reflect a decline of more than the Protection Amount. However, the closing price of the Reference Stock on the Observation Date is $20.00, a decline of more than the Protection Amount. Because the Final Share Price of $20.00 is less than the Initial Share Price of $37.00 and the Final Share Price has declined by more than the Protection Amount, you will receive the Physical Delivery Amount at maturity. The total value of the Physical Delivery Amount of shares of the Reference Stock is $540.00 because each of the 27 shares of the Reference Stock is worth $20.00.

Example 4: The Final Share Price of $25.90 is less than the Initial Share Price of $37.00 but does not decline by more than the Protection Amount and the closing price of the Reference Stock does not decline by more than the Protection Amount on any day during the Monitoring Period. Because the closing price of the Reference Stock has not declined by more than the Protection Amount, you will receive a payment at maturity of $1,000 per $1,000 principal amount note, even though the Final Share Price of $25.90 is less than the Initial Share Price of $37.00.

JPMorgan Structured Investments — Reverse Exchangeable Notes Linked to the Common Stock of a Single Reference Stock Issuer	PS-5

Regardless of the performance of the Reference Stock or the payment you receive at maturity, you will have received interest payments, for each $1,000 principal amount note, in the aggregate amount of approximately $190.00 over the term of the notes. The actual number of shares of the Reference Stock you receive at maturity and the actual Protection Amount applicable to your notes may be more or less than the amounts displayed in this hypothetical and will depend on the closing price of the Reference Stock on the pricing date. On the pricing date, the Initial Share Price was $37.00 and the Protection Amount was $11.10, subject to adjustments.

Legg Mason, Inc. (“Legg Mason”)

According to its publicly available filings with the SEC, Legg Mason is a global asset management company. Acting through its subsidiaries, Legg Mason provides investment management and related services to institutional and individual clients, company-sponsored mutual funds and other investment vehicles. The common stock of Legg Mason is listed on the New York Stock Exchange, which we refer to as the Relevant Exchange for purposes of Legg Mason in the accompanying product supplement no. 34-II. Legg Mason’s SEC file number is 001-08529.

Historical Information of the Common Stock of Legg Mason

The following graph sets forth the historical performance of the common stock of Legg Mason based on the weekly closing price (in U.S. dollars) of the common stock of Legg Mason from January 5, 2001 through August 25, 2006. The closing price of the common stock of Legg Mason on August 25, 2006 was $88.42. We obtained the closing prices and other information below from Bloomberg Financial Markets, without independent verification. The closing prices and this other information may be adjusted by Bloomberg Financial Markets for corporate actions such as public offerings, mergers and acquisitions, spin-offs, delistings and bankruptcy. We make no representation or warranty as to the accuracy or completeness of the information obtained from Bloomberg Financial Markets.

Since its inception, the price of the common stock of Legg Mason has experienced significant fluctuations. The historical performance of the common stock of Legg Mason should not be taken as an indication of future performance, and no assurance can be given as to the closing prices of the common stock of Legg Mason during the term of the notes. We cannot give you assurance that the performance of the common stock of Legg Mason will result in the return of any of your initial investment. We make no representation as to the amount of dividends, if any, that Legg Mason will pay in the future. In any event, as an investor in the notes, you will not be entitled to receive dividends, if any, that may be payable on the common stock of Legg Mason.

Examples of Hypothetical Payment at Maturity for a $1,000 Investment in the Notes Linked to the Common Stock of Legg Mason

The following table illustrates hypothetical payments at maturity on a $1,000 investment in the notes linked to the common stock of Legg Mason, based on a range of hypothetical Final Share Prices of the Reference Stock and assuming that the closing price of the Reference Stock declines in the manner set forth in the column titled “Hypothetical lowest closing price during the Monitoring Period.” For this table of hypothetical payments at maturity, we have also assumed the following:

•	the Initial Share Price:	$86.00	•	the Protection Amount: $17.20
•	the Coupon Rate:	10.00%

JPMorgan Structured Investments — Reverse Exchangeable Notes Linked to the Common Stock of a Single Reference Stock Issuer	PS-6

Hypothetical lowest closing price during the Monitoring Period	Hypothetical Final Share Price	Payment at Maturity	Total Value of Payment Received at Maturity*

$86.00	$90.00	$1,000.00	$1,000.00

$43.00	$87.00	$1,000.00	$1,000.00

$86.00	$86.00	$1,000.00	$1,000.00

$68.80	$68.80	$1,000.00	$1,000.00

$43.00	$85.00	11 shares of the Reference Stock	$935.00

$43.00	$43.00	11 shares of the Reference Stock	$473.00

$35.00	$35.00	11 shares of the Reference Stock	$385.00

$0.00	$0.00	11 shares of the Reference Stock	$0.00

*

Note that you will receive at maturity, in addition to either shares of the Reference Stock or the principal amount of your note in cash, any accrued and unpaid interest in cash. Also note that if you receive the Physical Delivery Amount, you will receive the value of any fractional shares in cash.

The following examples illustrate how the total value of payments received at maturity set forth in the table above are calculated.

Example 1: The lowest closing price of the Reference Stock during the Monitoring Period was $43.00 but the Final Share Price is $87.00. Because the Final Share Price of $87.00 is greater than the Initial Share Price of $86.00, holders will receive a payment at maturity of $1,000 per $1,000 principal amount note.

Example 2: The lowest closing price of the Reference Stock during the Monitoring Period was $43.00 and the Final Share Price is $85.00. Because the Final Share Price of $85.00 is less than the Initial Share Price of $86.00 and the closing price of the Reference Stock declined by more than the Protection Amount on at least one day during the Monitoring Period, you will receive the Physical Delivery Amount of shares of the Reference Stock at maturity. Because the share price of the Reference Stock is $85.00, the total value of your final payment at maturity is $935.00.

Example 3: The closing price of the Reference Stock between the Pricing Date and before the Observation Date does not reflect a decline of more than the Protection Amount. However, the closing price of the Reference Stock on the Observation Date is $43.00, a decline of more than the Protection Amount. Because the Final Share Price of $43.00 is less than the Initial Share Price of $86.00 and the Final Share Price has declined by more than the Protection Amount, you will receive the Physical Delivery Amount at maturity. The total value of the Physical Delivery Amount of shares of the Reference Stock is $473.00 because each of the 11 shares of the Reference Stock is worth $43.00.

Example 4: The Final Share Price of $68.80 is less than the Initial Share Price of $86.00 but does not decline by more than the Protection Amount and the closing price of the Reference Stock does not decline by more than the Protection Amount on any day during the Monitoring Period. Because the closing price of the Reference Stock has not declined by more than the Protection Amount, you will receive a payment at maturity of $1,000 per $1,000 principal amount note, even though the Final Share Price of $68.80 is less than the Initial Share Price of $86.00.

Regardless of the performance of the Reference Stock or the payment you receive at maturity, you will have received interest payments, for each $1,000 principal amount note, in the aggregate amount of approximately $100.00 over the term of the notes. The actual number of shares of the Reference Stock you receive at maturity and the actual Protection Amount applicable to your notes may be more or less than the amounts displayed in this hypothetical and will depend on the closing price of the Reference Stock on the pricing date. On the pricing date, the Initial Share Price was $88.42 and the Protection Amount was $17.68, subject to adjustments.

SanDisk Corporation (“SanDisk”)

According to its publicly available filings with the SEC, SanDisk is the worldwide leader in flash storage card products. SanDisk designs, develops and markets flash storage devices used for a wide variety of consumer electronics products such as digital cameras, mobile phones, Universal Serial Bus, drives, gaming devices, MP3 players and other digital consumer devices. The common stock of SanDisk is listed on the Nasdaq National Market, which we refer to as the Relevant Exchange for purposes of SanDisk in the accompanying product supplement no. 34-II. SanDisk’s SEC file number is 000-26734.

Historical Information of the Common Stock of SanDisk

The following graph sets forth the historical performance of the common stock of SanDisk based on the weekly closing price (in U.S. dollars) of the common stock of SanDisk from January 5, 2001 through August 25, 2006. The closing price of the common stock of SanDisk on August 25, 2006 was $54.61. We obtained the closing prices and other information below from Bloomberg Financial Markets, without independent verification. The closing prices and this other information may be adjusted by Bloomberg Financial Markets for corporate actions such as public offerings, mergers and acquisitions, spin-offs, delistings and bankruptcy. We make no representation or warranty as to the accuracy or completeness of the information obtained from Bloomberg Financial Markets.

Since its inception, the price of the common stock of SanDisk has experienced significant fluctuations. The historical performance of the common stock of SanDisk should not be taken as an indication of future performance, and no assurance can be given as to the closing prices of the common stock of SanDisk during the term of the notes. We cannot give you assurance that the performance of the common stock of SanDisk will result in the return of any of your initial investment. We make no representation as to the amount of dividends, if any, that SanDisk will pay in the future. In any event, as an investor in the notes, you will not be entitled to receive dividends, if any, that may be payable on the common stock of SanDisk.

JPMorgan Structured Investments — Reverse Exchangeable Notes Linked to the Common Stock of a Single Reference Stock Issuer	PS-7

Examples of Hypothetical Payment at Maturity for a $1,000 Investment in the Notes Linked to the Common Stock of SanDisk

The following table illustrates hypothetical payments at maturity on a $1,000 investment in the notes linked to the common stock of SanDisk, based on a range of hypothetical Final Share Prices of the Reference Stock and assuming that the closing price of the Reference Stock declines in the manner set forth in the column titled “Hypothetical lowest closing price during the Monitoring Period.” For this table of hypothetical payments at maturity, we have also assumed the following:

•	the Initial Share Price:	$55.00	•	the Protection Amount: $16.50
•	the Coupon Rate:	17.50%

Hypothetical lowest closing price during the Monitoring Period	Hypothetical Final Share Price	Payment at Maturity	Total Value of Payment Received at Maturity*

$55.00	$60.00	$1,000.00	$1,000.00

$28.00	$56.00	$1,000.00	$1,000.00

$55.00	$55.00	$1,000.00	$1,000.00

$38.50	$38.50	$1,000.00	$1,000.00

$28.00	$54.00	18 shares of the Reference Stock	$972.00

$28.00	$28.00	18 shares of the Reference Stock	$504.00

$20.00	$20.00	18 shares of the Reference Stock	$360.00

$0.00	$0.00	18 shares of the Reference Stock	$0.00

*

Note that you will receive at maturity, in addition to either shares of the Reference Stock or the principal amount of your note in cash, any accrued and unpaid interest in cash. Also note that if you receive the Physical Delivery Amount, you will receive the value of any fractional shares in cash.

The following examples illustrate how the total value of payments received at maturity set forth in the table above are calculated.

Example 1: The lowest closing price of the Reference Stock during the Monitoring Period was $28.00 but the Final Share Price is $56.00. Because the Final Share Price of $56.00 is greater than the Initial Share Price of $55.00, holders will receive a payment at maturity of $1,000 per $1,000 principal amount note.

Example 2: The lowest closing price of the Reference Stock during the Monitoring Period was $28.00 and the Final Share Price is $54.00. Because the Final Share Price of $54.00 is less than the Initial Share Price of $55.00 and the closing price of the Reference Stock declined by more than the Protection Amount on at least one day during the Monitoring Period, you will receive the Physical Delivery Amount of shares of the Reference Stock at maturity. Because the share price of the Reference Stock is $54.00, the total value of your final payment at maturity is $972.00.

Example 3: The closing price of the Reference Stock between the Pricing Date and before the Observation Date does not reflect a decline of more than the Protection Amount. However, the closing price of the Reference Stock on the Observation Date is $28.00, a decline of more than the Protection Amount. Because the Final Share Price of $28.00 is less than the Initial Share Price of $55.00 and the Final Share Price has declined by more than the Protection Amount, you will receive the Physical Delivery Amount at maturity. The total value of the Physical Delivery Amount of shares of the Reference Stock is $504.00 because each of the 18 shares of the Reference Stock is worth $28.00.

Example 4: The Final Share Price of $38.50 is less than the Initial Share Price of $55.00 but does not decline by more than the Protection Amount and the closing price of the Reference Stock does not decline by more than the Protection Amount on any day during the Monitoring Period. Because the closing price of the Reference Stock has not declined by more than the Protection Amount, you will receive a payment at maturity of $1,000 per $1,000 principal amount note, even though the Final Share Price of $38.50 is less than the Initial Share Price of $55.00.

JPMorgan Structured Investments — Reverse Exchangeable Notes Linked to the Common Stock of a Single Reference Stock Issuer	PS-8

Regardless of the performance of the Reference Stock or the payment you receive at maturity, you will have received interest payments, for each $1,000 principal amount note, in the aggregate amount of approximately $175.00 over the term of the notes. The actual number of shares of the Reference Stock you receive at maturity and the actual Protection Amount applicable to your notes may be more or less than the amounts displayed in this hypothetical and will depend on the closing price of the Reference Stock on the pricing date. On the pricing date, the Initial Share Price was $54.61 and the Protection Amount was $16.38, subject to adjustments.

Sprint Nextel Corporation (“Sprint Nextel”)

According to its publicly available filings with the SEC, Sprint Nextel is a global communications company offering a comprehensive suite of wireless and wireline communications products and services that are designed to meet the needs of its targeted customer groups: individuals, business and government customers. The common stock of Sprint Nextel is listed on the New York Stock Exchange, which we refer to as the Relevant Exchange for purposes of Sprint Nextel in the accompanying product supplement no. 34-II. Sprint Nextel’s SEC file number is 001-04721.

Historical Information of the Common Stock of Sprint Nextel

The following graph sets forth the historical performance of the common stock of Sprint Nextel based on the weekly closing price (in U.S. dollars) of the common stock of Sprint Nextel from January 5, 2001 through August 25, 2006. The closing price of the common stock of Sprint Nextel on August 25, 2006 was $16.29. We obtained the closing prices and other information below from Bloomberg Financial Markets, without independent verification. The closing prices and this other information may be adjusted by Bloomberg Financial Markets for corporate actions such as public offerings, mergers and acquisitions, spin-offs, delistings and bankruptcy. We make no representation or warranty as to the accuracy or completeness of the information obtained from Bloomberg Financial Markets.

Since its inception, the price of the common stock of Sprint Nextel has experienced significant fluctuations. The historical performance of the common stock of Sprint Nextel should not be taken as an indication of future performance, and no assurance can be given as to the closing prices of the common stock of Sprint Nextel during the term of the notes. We cannot give you assurance that the performance of the common stock of Sprint Nextel will result in the return of any of your initial investment. We make no representation as to the amount of dividends, if any, that Sprint Nextel will pay in the future. In any event, as an investor in the notes, you will not be entitled to receive dividends, if any, that may be payable on the common stock of Sprint Nextel.

 Examples of Hypothetical Payment at Maturity for a $1,000 Investment in the Notes Linked to the Common Stock of Sprint Nextel

The following table illustrates hypothetical payments at maturity on a $1,000 investment in the notes linked to the common stock of Sprint Nextel, based on a range of hypothetical Final Share Prices of the Reference Stock and assuming that the closing price of the Reference Stock declines in the manner set forth in the column titled “Hypothetical lowest closing price during the Monitoring Period.” For this table of hypothetical payments at maturity, we have also assumed the following:

•	the Initial Share Price:	$16.30	•	the Protection Amount: $3.26
•	the Coupon Rate:	9.50%

JPMorgan Structured Investments — Reverse Exchangeable Notes Linked to the Common Stock of a Single Reference Stock Issuer	PS-9

Hypothetical lowest closing price during the Monitoring Period	Hypothetical Final Share Price	Payment at Maturity	Total Value of Payment Received at Maturity*

$16.30	$25.00	$1,000.00	$1,000.00

$9.00	$17.00	$1,000.00	$1,000.00

$16.30	$16.30	$1,000.00	$1,000.00

$13.04	$13.04	$1,000.00	$1,000.00

$9.00	$16.00	61 shares of the Reference Stock	$976.00

$9.00	$9.00	61 shares of the Reference Stock	$549.00

$7.00	$7.00	61 shares of the Reference Stock	$427.00

$0.00	$0.00	61 shares of the Reference Stock	$0.00

*

Note that you will receive at maturity, in addition to either shares of the Reference Stock or the principal amount of your note in cash, any accrued and unpaid interest in cash. Also note that if you receive the Physical Delivery Amount, you will receive the value of any fractional shares in cash.

The following examples illustrate how the total value of payments received at maturity set forth in the table above are calculated.

Example 1: The lowest closing price of the Reference Stock during the Monitoring Period was $9.00 but the Final Share Price is $17.00. Because the Final Share Price of $17.00 is greater than the Initial Share Price of $16.30, holders will receive a payment at maturity of $1,000 per $1,000 principal amount note.

Example 2: The lowest closing price of the Reference Stock during the Monitoring Period was $9.00 and the Final Share Price is $16.00. Because the Final Share Price of $16.00 is less than the Initial Share Price of $16.30 and the closing price of the Reference Stock declined by more than the Protection Amount on at least one day during the Monitoring Period, you will receive the Physical Delivery Amount of shares of the Reference Stock at maturity. Because the share price of the Reference Stock is $16.00, the total value of your final payment at maturity is $976.00.

Example 3: The closing price of the Reference Stock between the Pricing Date and before the Observation Date does not reflect a decline of more than the Protection Amount. However, the closing price of the Reference Stock on the Observation Date is $9.00, a decline of more than the Protection Amount. Because the Final Share Price of $9.00 is less than the Initial Share Price of $16.30 and the Final Share Price has declined by more than the Protection Amount, you will receive the Physical Delivery Amount at maturity. The total value of the Physical Delivery Amount of shares of the Reference Stock is $549.00 because each of the 61 shares of the Reference Stock is worth $9.00.

Example 4: The Final Share Price of $13.04 is less than the Initial Share Price of $16.30 but does not decline by more than the Protection Amount and the closing price of the Reference Stock does not decline by more than the Protection Amount on any day during the Monitoring Period. Because the closing price of the Reference Stock has not declined by more than the Protection Amount, you will receive a payment at maturity of $1,000 per $1,000 principal amount note, even though the Final Share Price of $13.04 is less than the Initial Share Price of $16.30.

Regardless of the performance of the Reference Stock or the payment you receive at maturity, you will have received interest payments, for each $1,000 principal amount note, in the aggregate amount of approximately $95.00 over the term of the notes. The actual number of shares of the Reference Stock you receive at maturity and the actual Protection Amount applicable to your notes may be more or less than the amounts displayed in this hypothetical and will depend on the closing price of the Reference Stock on the pricing date. On the pricing date, the Initial Share Price was $16.29 and the Protection Amount was $3.26, subject to adjustments.

JPMorgan Structured Investments — Reverse Exchangeable Notes Linked to the Common Stock of a Single Reference Stock Issuer	PS-10